OCCULOGIX, INC.


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2005



      NOTICE IS HEREBY GIVEN THAT the 2005 annual meeting of the stockholders of OccuLogix, Inc. (the "Company") will be held on June 24, 2005 at 8:30 a.m. Eastern Daylight Savings Time at The TSX Broadcast & Conference Center Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario, for the following purposes:

      1.    To elect seven directors for the ensuing year;

      2. To ratify the selection of Ernst & Young LLP by the audit committee of the Board of Directors as independent auditors of the Company for the fiscal year ending December 31, 2005; and

      3. To transact such further business as may properly come before the annual meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on May 6, 2005 as the record date for determining the Company's stockholders entitled to notice of and to vote at the annual meeting.

      Management of the Company is soliciting the enclosed proxy. Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the annual meeting. The proxy statement is deemed to be incorporated by reference in, and to form part of, this notice.

      The Board of Directors recommends that you vote FOR each of the above proposals.

                                   By Order of the Board of Directors


                                   /s/ Elias Vamvakas
                                   -------------------------------------------
                                   Elias Vamvakas
                                   Chief Executive Officer and Secretary

Mississauga, Ontario
April 29, 2005

--------------------------------------------------------------------------------
You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure that your shares are represented. If you execute a proxy card, you may still attend the annual meeting, revoke your proxy and vote your shares in person. However, attending the annual meeting in person will not revoke your proxy unless you follow the procedures explained under "Revocation of Proxy" in the accompanying proxy statement. Please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that recordholder.
--------------------------------------------------------------------------------

                                 OCCULOGIX, INC.
                     2600 SKYMARK AVENUE, UNIT 9, SUITE 201
                          MISSISSAUGA, ONTARIO L4W 5B2


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 24, 2005

                INFORMATION ABOUT THIS PROXY MATERIAL AND VOTING

GENERAL

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of OccuLogix, Inc. (sometimes referred to as "OccuLogix" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      The Company intends to mail this proxy statement and accompanying proxy card on or about May 13, 2005 to all stockholders of record entitled to vote at the annual meeting.

      In this proxy statement, all dollar amounts are in U.S. dollars, unless otherwise stated.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only stockholders of record at the close of business on May 6, 2005 (the "record date") will be entitled to vote at the annual meeting. On the record date, there were 41,858,768 shares of common stock outstanding and entitled to vote.

      Stockholder of Record: Shares Registered in Your Name

      If, on May 6, 2005, your shares were registered directly in your name with OccuLogix's transfer agents, Mellon Investor Services LLC in the United States and Equity Transfer Services Inc. in Canada, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

      Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If, on May 6, 2005, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

APPOINTMENT OF PROXIES

      The persons named in the enclosed proxy card are representatives of OccuLogix management and are directors or officers of the Company. A STOCKHOLDER WHO WISHES TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE AN OCCULOGIX STOCKHOLDER, TO REPRESENT SUCH STOCKHOLDER AT THE ANNUAL MEETING MAY DO SO BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ENCLOSED PROXY CARD.

      To be valid, proxies must be deposited with the Secretary of the Company, c/o Mellon Investor Services LLC, P.O. Box 3510, South Hackensack, New Jersey, 07606-9210, Attention: Proxy Processing, in the United States or Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario M5H 4C3, in Canada, prior to the annual meeting.

      The executive office of OccuLogix is located at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2. OccuLogix's registered office is located at 9 East Loockerman Street, Dover, Delaware 19901.

ISSUES TO BE VOTED ON

      There are two matters scheduled for a vote:

      o     Election of seven directors; and

      o Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

VOTING PROCEDURE

      You either may vote "For" each of the nominees to the Board of Directors (the "Board") or you may abstain from voting for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

      Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

      o To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

      o To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

      Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

      If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from OccuLogix. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

NUMBER OF VOTES

      On each matter to be voted upon, you have one vote for each share of OccuLogix common stock you own as of May 6, 2005, the record date.

VOTING BY PROXY

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of each of the nominees for director and for the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

      The form of proxy confers discretionary voting authority on those persons designated in the proxy with respect to amendments or variations to the resolutions identified in the notice of the meeting and with respect to other matters that may properly come before the meeting. OccuLogix management knows of no such amendment, variation or other matter to come before the meeting as of the date of this proxy statement. However, if such amendments or variations or other matters properly come before the meeting, the management representatives designated in the form of proxy will vote the shares of OccuLogix common stock represented thereby in accordance with their best judgment.

COST OF PROXY SOLICITATION

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

RECEIPT OF MULTIPLE PROXY CARDS

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return EACH proxy card to ensure that all of your shares are voted.

REVOCATION OF PROXY

      You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

      o You may submit another properly completed proxy card with a later date;

      o You may send a written notice that you are revoking your proxy to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2; or

      o If you are a stockholder of record, you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

STOCKHOLDER PROPOSALS

      To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by February 24, 2006 to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders (no earlier than February 25, 2006 and no later than March 25, 2006, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders or the tenth day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which contains additional requirements about advance notice of stockholder proposals and director nominations.

COUNTING OF VOTES

      Votes will be counted by the inspector of election appointed for the annual meeting who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

      If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that proxy form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in "street name" in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

VOTES REQUIRED TO APPROVE EACH PROPOSAL

      o For the election of directors, the seven nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

      o To be approved, the proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005 must receive a "For" vote from the majority of shares present either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

QUORUM REQUIREMENT

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the annual meeting or by proxy. On the record date, there were 41,858,768 shares outstanding and entitled to vote. Thus, at least 20,929,385 shares must be represented by stockholders present at the annual meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

RESULTS OF THE VOTING AT THE ANNUAL MEETING

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of the fiscal year ending December 31, 2005.

                                   PROPOSAL I

ELECTION OF DIRECTORS

      The table below sets out the name and place of residence of each of the individuals who is nominated for election as a director of OccuLogix to hold office until the next annual meeting of the stockholders of OccuLogix or until his or her successor is elected or appointed. The table also sets out the age of the nominee, the position with OccuLogix that each nominee presently holds, the principal occupation of each nominee and the date on which each nominee was first elected or appointed as a director. See the section entitled "Principal Stockholders" for the number of shares of OccuLogix common stock that are beneficially owned, directly or indirectly, or over which control or direction is exercised by each nominee. Information on each nominee's business experience during the past five years is included in the following table. The Board has an audit committee, a corporate governance and nominating committee and a compensation committee. The members of such committees are indicated following in the table below.

      In April 2005 the Board voted to increase its size from five to seven directors and appointed Drs. Omenn and Graves to the Board.


                                             POSITION WITH THE                                 DIRECTOR OF THE
NAME AND PLACE OF RESIDENCE          AGE     COMPANY                   PRINCIPAL OCCUPATION    COMPANY SINCE
---------------------------------------------------------------------------------------------------------------
Elias Vamvakas...................... 46      Chief Executive           Officer of the Company  June 2003
Thornhill, Ontario                           Officer, Secretary and
                                             Chairman of the Board

Thomas N. Davidson.................. 65      Director (1*) (2) (3)     Corporate Director      September 2004
Key Largo, Florida

Jay T. Holmes....................... 62      Director (1) (2*) (3)     Attorney and Business   September 2004
Key Largo, Florida                                                     Consultant

Richard L. Lindstrom, M.D........... 57      Director                  Ophthalmologist         September 2004
Wayzata, Minnesota

Georges Noel........................ 58      Director (1)(2)  (3*)     Director of Research,   July 2003
Eupen, Belgium                                                         Public Affairs and
                                                                       Development of
                                                                       European Private
                                                                       Equity and Venture
                                                                       Capital Association

Gilbert S. Omenn.................... 63      Director                  Professor of            April 2005
Ann Arbor, Michigan                                                    Medicine, University
                                                                       of Michigan

Adrienne L. Graves.................. 51      Director                  President and Chief     April 2005
Napa, California                                                       Executive Officer,
                                                                       Santen Inc.

----------
(1) Member of the Compensation Committee, * - Chairman
(2) Member of the Corporate Governance and Nominating Committee, * - Chairman
(3) Member of the Audit Committee, * - Chairman


      Set forth below is biographical information relating to the nominees for election to the board of directors of the Company.

      ELIAS VAMVAKAS co-founded TLC Vision Corporation ("TLC Vision"), the Company's major stockholder and an eye care services company, where he has been the Chairman since 1994 and was the Chief Executive Officer from 1994 to July 2004. He has been the Chairman and Secretary of OccuLogix since June 2003 and the Chief Executive Officer since July 2004. Prior to co-founding TLC Vision in 1993, Mr. Vamvakas was the President of the Creative Planning Financial Group of Companies, a private provider of financial planning, benefits and pension plans. Mr. Vamvakas was named to "Canada's Top Forty Under Forty" in 1996. In 1999, he was named Ernst & Young's Entrepreneur of the Year for Ontario in the Emerging Category and Canadian Entrepreneur of the Year for Innovative Partnering. In 2000, Mr. Vamvakas was recognized by Profit Magazine for managing one of Canada's fastest growing companies.

      THOMAS N. DAVIDSON has been a member of the Board since September 2004 and has been on the board of directors of TLC Vision since 2002. Mr. Davidson has been Chairman of NuTech Precision Metals Inc. and Chairman of Quarry Hill Group, a private investment holding company, since 1986. NuTech Precision Metals Inc. is a manufacturer of high performance metal fabrications for the health care, aerospace, high technology and chemical industries. Mr. Davidson is past Chairman of Hanson Chemical Inc., a supplier of specialty chemical products, and General Trust PCL Packaging Inc., a supplier of plastic packaging. Mr. Davidson is the non-executive Chairman of Azure Dynamics Corporation, a developer of hybrid electrical vehicle systems for commercial vehicles. He is on the board of CMA Holdings, Inc. and MDC Partners Inc. and was recognized by the Financial Post as the Canadian Entrepreneur of the Year in 1979.

      JAY T. HOLMES has been a member of the Board since September 2004 and has been self-employed as an attorney and business consultant since mid-1996. From 1981 until mid-1996, Mr. Holmes held several senior management positions at Bausch & Lomb Incorporated, the most recent being Executive Vice President and Chief Administrative Officer from 1995 to 1996 and Senior Vice President and Chief Administrative Officer from 1993 to 1995. From 1983 to 1993, Mr. Holmes was Senior Vice President, Corporate Affairs, and from 1981 to 1983 Vice President and General Counsel at Bausch & Lomb. Mr. Holmes was a member of the Board of Directors of Bausch & Lomb from 1986 until 1996. Mr. Holmes also serves on the Advisory Board of Directors of Rochester Energy and on the board of VISX Incorporated.

      RICHARD L. LINDSTROM, MD, has been a member of the Board since September 2004 and has served as a director of TLC Vision since May 2002 and, prior to that, as a director of LaserVision Centers, Inc. since November 1995. Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and has been the President of Minnesota Eye Consultants P.A., a provider of eye care services, or its predecessor since 1989. In 1989, Dr. Lindstrom founded the Phillips Eye Institute Center for Teaching & Research, an ophthalmic research and surgical skill education facility, and he currently serves as the Center's Medical Director. Dr. Lindstrom has served as an Associate Director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers. From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota. Dr. Lindstrom received his Doctor of Medicine, Bachelor of Arts and Bachelor of Sciences degrees from the University of Minnesota.

      GEORGES NOEL has been a member of the Board since July 2003. Mr. Noel has been involved in the private equity and venture capital industry for over 14 years and, between 2002 and 2003, was the Secretary General of the Belgian Venturing Association. Mr. Noel has recently been appointed as Director of Research, Public Affairs and Development of the European Private Equity & Venture Capital Association ("EVCA"). Mr. Noel's professional experience in private equity has encompassed a range of roles and responsibilities at various private equity houses, including: CAM Private Equity, the Cologne-based fund of funds; Ostbelgieninvest AG; Eupen; and Fortis Private Equity NV. Prior to his involvement in private equity, Mr. Noel was Chief Financial Officer and Member of the Executive Committee of the industrial group NMC sa in Eupen, a company that develops, produces and markets synthetic foam products, between 1982 and 1993. He held various positions in corporate banking at Generale de Banque, now Fortis Bank, and was Managing Director of its German subsidiary, Belgische Bank, between 1971 and 1981. Mr. Noel serves on the boards of several investee or family-owned companies, is past president of the Belgium Venturing Association and of the IMD Alumni Club of Belgium. Mr. Noel was a member of the EVCA National Venture Capital Associations Committee from 2000 to 2003.

      GILBERT S. OMENN, MD, PHD, has been a member of the Board since April 2005 and, since 1997, has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan. From 1997 to 2002, he served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System. He was formerly Dean of the School of Public Health and Professor of Medicine and Environmental Health, University of Washington, Seattle. Since 1987, he has served on the boards of directors of Amgen Inc. and of Rohm & Haas Company. He served as Associate Director, Office of Science and Technology Policy, and as Associate Director, Office of Management and Budget, in the Executive Office of the President in the Carter Administration. He is a member of the Council and leader of the Human Plasma

Proteome Project for the international Human Proteome Organization and is the President of the American Association for the Advancement of Science for 2005-2006. Dr. Omenn is the author of over 390 research papers and scientific reviews and the author/editor of 17 books. He is a member of the Institute of Medicine of the National Academy of Sciences, the American Academy of Arts and Sciences, the Association of American Physicians and the American College of Physicians. In 2004, he received the John W. Gardner Legacy of Leadership Award from the White House Fellows Association.

      ADRIENNE L. GRAVES, PHD, has been a member of the Board since April 2005 and, since 2002, has been President and Chief Executive Officer of Santen Inc., a wholly-owned subsidiary of Santen Pharmaceutical Co., Ltd. Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company's clinical development in the U.S. Prior to joining Santen Inc., Dr. Graves spent nine years with Alcon Laboratories, Inc. ("Alcon") beginning in 1986 as a Senior Scientist. She was named Associate Director of Alcon's Clinical Science Division in 1992 and then Alcon's Director of International Ophthalmology in 1993. Dr. Graves in the author of over 30 research papers and is a member of a number of professional associations, including the Association for Research in Vision and Ophthalmology, the American Academy of Ophthalmology, the American Glaucoma Society and Women in Ophthalmology. Dr. Graves also co-founded Ophthalmic Women Leaders. She received her B.A. in psychology with honors from Brown University, her PhD in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

      OccuLogix management does not contemplate that any of the proposed nominees will be unable to serve as a director, but, if that should occur for any reason prior to the annual meeting, the management representatives designated in the enclosed proxy card reserve the right to vote for another nominee at their discretion, unless a stockholder has specified in his or her proxy that his or her shares of OccuLogix common stock are to be withheld from voting in the election of directors.

      THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED PROXY CARD INTEND TO CAST THE VOTES TO WHICH THE SHARES OF OCCULOGIX COMMON STOCK REPRESENTED BY SUCH PROXY ARE ENTITLED EQUALLY AMONG THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS, UNLESS THE STOCKHOLDER WHO HAS GIVEN SUCH PROXY HAS DIRECTED THAT SUCH SHARES BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NAMED ABOVE AS DIRECTORS.

                                   PROPOSAL II

SELECTION OF AUDITORS

      The audit committee of the Board (the "Audit Committee") has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP have been auditors of the Company since December 2003. Representatives of Ernst & Young LLP are expected to attend the annual meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the stockholders of the Company.

      Nothing in the Company's by-laws or other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the members of the Audit Committee determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the majority of the votes cast at the annual meeting, at which a quorum is present, is required to ratify the selection of Ernst & Young LLP as independent auditors of OccuLogix for the fiscal year ending December 31, 2005. UNLESS OTHERWISE DIRECTED, THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED PROXY CARD INTEND TO VOTE THE SHARES OF OCCULOGIX COMMON STOCK FOR WHICH THEY HAVE BEEN APPOINTED FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF OCCULOGIX FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2005.

Fees Billed by External Auditors

      Ernst & Young LLP billed the Company for the following fees in the last two fiscal years:

                                    YEAR ENDED DECEMBER 31,
                                     2003             2004
                               ----------------------------------
Fees for Audit Services               --            $727,000

Fees for Audit-Related Services       --            $195,000

Fees for Tax Services                 --               --

All Other Fees                        --               --

      Audit fees for the financial year ended December 31, 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company. Fees for audit-related services for the financial year ended December 31, 2004 were for services related to accounting consultations on matters addressed during the audit and interim reviews, as well as translation services rendered in connection with the Company's initial public offering of common stock. Although Ernst & Young did not perform any services prior to 2004, in connection with the Company's initial public offering, it performed audit and non-audit services for prior periods, as required by applicable securities laws and other regulatory requirements. Ernst & Young LLP did not provide any services other than those stated above.

Pre-Approval Policies and Procedures

      The Audit Committee has concluded that the foregoing non-audit services did not adversely impact the independence of Ernst & Young LLP. All audit fees relating to the audit for the financial year ended December 31, 2004 and that were billed after September 2004 were approved in advance by the Audit Committee. All audit and non-audit services to be provided by Ernst & Young LLP are and will be pre-approved by the Audit Committee.

                               EXECUTIVE OFFICERS

      Provided below are brief summaries of the business experience during the past five years of each of the executive officers of OccuLogix who are not directors:

      Thomas P. Reeves has served as Occulogix's President and Chief Operating Officer since September 2004. Mr. Reeves was the President from March 2001 to September 2004 and Chief Executive Officer from January 2003 to September 2004 of Borderfree, an international e-commerce service provider, and of the Canada Post Borderfree Partnership, a commercial partnership between Canada Post Corporation and Borderfree. From 1998 to 2000, Mr. Reeves was President of Beamscope Canada Inc., a retail distributor of micro-computer products. While Mr. Reeves was President of Beamscope, the company instituted proceedings under the Companies' Creditors Arrangement Act (Canada) and a receiver was appointed after his departure. From 1994 to 1998, Mr. Reeves was President of Merisel Canada, a subsidiary of one of the largest distributors of micro-computer products. From 1992 until 1994, Mr. Reeves was Managing Director of Merisel Europe where he was responsible for all strategic, financial and operational aspects of subsidiaries in the UK, France, Germany, Switzerland, Austria and Russia. From 1989 until 1992, Mr. Reeves was Managing Director of Merisel Ltd., and from 1987 to 1989, he was Vice President of European Business Development based in Paris, France. From 1985 until 1987, Mr. Reeves was a consultant with the Boston Consulting Group in its San Francisco office. Mr. Reeves holds a Master of Arts in International Relations from the Australian National University and graduated magna cum laude with a Bachelor of Arts in Economics from Harvard University.

      William G. Dumencu, CA, has served as Occulogix's Chief Financial Officer and Treasurer since September 2003. From January 2003 to August 2003, Mr. Dumencu was a consultant for OccuLogix and TLC Vision, and, from 1998 until 2002, Mr. Dumencu served in a variety of financial leadership positions at TLC Vision, including Controller. Mr. Dumencu was employed in various financial management positions by Hawker Siddeley Canada, Inc., a manufacturing conglomerate from 1978 to 1998. Mr. Dumencu is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants.

      Irving Siegel, MD, has been Occulogix's Vice President, Clinical Affairs since September 2004. He served as the Company's President from August 2003 to September 2004. From January 2003 until August 2003, Dr. Siegel was Medical Director at TLC Vision's RHEO Clinic subsidiary. Dr. Siegel has been a general medicine practitioner with extensive emergency medicine experience since 1984. Dr. Siegel founded Quest Clinical Trials, a clinical research company, in 1996 and served as its Director of Clinical Research from 1996 to 2003. While employed by Quest, Dr. Siegel conducted over 60 clinical trials in a variety of therapeutic areas. Dr. Siegel is a member of the Clinical Research Association of Canada.

      David Eldridge, OD, FAAO, became OccuLogix's Vice President, Science and Technology in October 2002. Prior to joining OccuLogix, Dr. Eldridge was the Executive Vice President, Clinical Affairs of TLC Vision from 1997 to 2002. Prior to joining TLC Vision, Dr. Eldridge was an optometrist in private practice from 1978 to 1997. He served as President of the Oklahoma Chapter of the American Academy of Optometry, as President of the Oklahoma Association of Optometric Physicians (the "OAOP"), as a member of the OAOP board of directors and as Chairman of the OAOP Education Committee. Dr. Eldridge was named Oklahoma "Optometric Physician of the Year" in 1993 and is a charter member of the American Optometric Association Contact Lens Section. Dr. Eldridge is a Fellow of the American Academy of Optometry.

      John Cornish has served as OccuLogix's Vice President of Operations since September 2004. He also served as the Company's President and CEO from August 2001 until October 2001, and he served as one of the Company's directors from April 1997 until September 2004. Mr. Cornish has over fifteen years of medical industry experience. He is also the president of Apheresis Technologies, Inc., a position he has held since 1996. Currently, Mr. Cornish devotes approximately 80% of his time, on average, to his duties as OccuLogix's Vice President of Operations and devotes approximately 20% of his time, on average, to his duties as president of Apheresis Technologies. From 1989 to 1995, Mr. Cornish held numerous operational and managerial positions with several device manufacturers, and, in 1994, he founded a private regulatory consulting practice overseeing the operations of numerous medical companies' activities relating to quality assurance, regulatory affairs, manufacturing, sterilization, process validation and good manufacturing practices auditing. Mr. Cornish holds a B.S. in Business Administration from the University of Texas at Dallas.

      Stephen J. Kilmer, became OccuLogix's Vice President, Corporate Affairs in July 2004. Mr. Kilmer was Vice President, Investor Relations of TLC Vision from December 2003 to October 2004. From October 2000 until December 2003, he was Director of Corporate Communications for TLC Vision, and, from October 1998 until October 2000, he was Director of Investor Relations for TLC Vision. From September 1997 until October 1998, Mr. Kilmer was Manager of Investor Relations for TLC Vision.

      Julie A. Fotheringham became OccuLogix's Vice President, Marketing in September 2004. From September 2002 until September 2004, Ms. Fotheringham was Senior Brand Manager at Cadbury Adams, a manufacturer of assorted candy. From January 2000 until September 2002, she was Brand Manager at Adams (a division of Warner-Lambert and then Pfizer Canada Inc.). From November 1996 until November 1997, she was Client Manager for the Sales & Merchandising Group. From December 1993 to September 1996, Ms. Fotheringham was Territory Manager for Warner-Lambert Canada's Parke-Davis Pharmaceutical Division. Ms. Fotheringham has a Bachelor of Science degree in Biology from Queen's University in Kingston, Canada.

      Zayed (Joe) Zawaideh became OccuLogix's Vice President, Sales in September 2004. From January 2003 to September 2004, Mr. Zawaideh was Director of H.E.L.P., the apheresis business unit of B. Braun Medical, Inc., a health care products and services provider. From March 2002 to January 2003, he was Marketing Manager of Innercool Therapies, Inc., a medical device company providing endovascular therapeutics for cardiology and neurosurgery. Mr. Zawaideh co-founded and was Vice President, Business Development of Viewtap, Inc., a provider of sales and operational monitoring technology, from January 2001 to February 2002. He was Marketing Manager for B. Braun Medical, Inc. from May 1998 to December 2000. From April 1993 to July 1996, Mr. Zawaideh was a Research and Development Engineer for River Medical, Inc., a manufacturer of disposable pre-filled intravenous pumps. Mr. Zawaideh has a Bachelor of Science degree in Bioengineering from the University of California San Diego and a Master of Business Administration from the University of Southern California.

                      INFORMATION ON EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned during the fiscal years ended December 31, 2004 and 2003 by the Chief Executive Officer and the Chief Financial Officer of the Company and OccuLogix's four highest paid executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2004 and whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2004, referred to as OccuLogix's named executive officers.


                                        SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION(1)(2)
                                                         ---------------------------------
                                                           SALARY FOR
                                                              THE         BONUS FOR THE      ALL OTHER
              NAME AND                                    FISCAL YEAR      FISCAL YEAR     COMPENSATION
         PRINCIPAL POSITION           FISCAL YEAR ENDED       ($)              ($)              ($)
---------------------------------------------------------------------------------------------------------
Elias Vamvakas                        December 31, 2004     116,667(3)        166,667            --
Chief Executive Officer

William G. Dumencu                    December 31, 2004     127,888            32,336            --
  Chief Financial Officer and         December 31, 2003      45,825(4)           --           79,182(5)
  Treasurer

Thomas P. Reeves                      December 31, 2004      82,134(6)         70,833         44,237(7)
  President and Chief Operating
  Officer

Joe Zawaideh                          December 31, 2004      63,333(8)         33,333            --
  Vice President, Sales

Dr. David Eldridge                    December 31, 2004      81,250(9)         20,312         90,284(10)
  Vice President, Science and
  Technology

Dr. Irving Siegel                     December 31, 2004     124,502            62,251         62,251(11)
  Vice President, Clinical Affairs    December 31, 2003      44,612              --           22,306(11)


----------
(1) None of the named executive officers had perquisites and personal benefits exceeding the lesser of $50,000 and 10% of his total salary and bonus.
(2)   See the information under "Options Granted in Last Fiscal Year" below.
(3) Mr. Vamvakas became Chief Executive Officer on July 30, 2004 but was paid by OccuLogix for only approximately four months in 2004.
(4)   Reflects salary earned from August 1 to December 31, 2003.
(5) Reflects compensation earned as a consultant from January 1 to July 31, 2003.
(6) Mr. Reeves was employed by OccuLogix for approximately five months in 2004.
(7) Reflects compensation earned as a consultant from July 1 to December 31, 2004.
(8) Mr. Zawaideh was employed by OccuLogix for approximately four months in 2004.
(9)   Dr. Eldridge was employed by OccuLogix since August 1, 2004.
(10) Reflects compensation earned as a consultant from January 1 to July 31, 2004.
(11) Reflects compensation earned as a consultant to Occulogix, L.P. in 2003 and 2004.

The following table sets forth the individual grants of OccuLogix stock options for the fiscal year ended December 31, 2004 to the named executive officers.

                                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                 ASSUMED ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                                 TERM
                         ------------------------------------------------------- ------------------------------
                                           PERCENT OF
                                              TOTAL
                             NUMBER OF       OPTIONS
                            SECURITIES     GRANTED TO
                            UNDERLYING    EMPLOYEES IN   EXERCISE
                              OPTIONS         FISCAL      PRICE      EXPIRATION        5%           10%
         NAME                 GRANTED          YEAR       ($/SH)        DATE          ($)           ($)
--------------------------------------------------------------------------------------------------------------
Elias Vamvakas                  --             --           --           --          --             --

William G. Dumencu              --             --           --           --          --             --

Thomas Reeves                 300,000         39.7%       $12.00   Dec. 16, 2014  2,265,000      5,736,000

Joe Zawaideh                  100,000         13.2%       $12.00   Dec. 16, 2014   755,000       1,912,000

Dr. David Eldridge              --             --           --           --          --             --

Dr. Irving Siegel               --             --           --           --          --             --


      The following table sets forth all OccuLogix stock options exercised by OccuLogix's named executive officers during the fiscal year ended December 31, 2004 and the total number of shares of common stock underlying unexercised stock options of OccuLogix's named executive officers and their dollar value at the end of the fiscal year ended December 31, 2004. The value realized upon the exercise of options and the value of the unexercised in-the-money options at year-end have been calculated based on a price of $10.20 per share, less the applicable exercise price per share, multiplied by the number of shares of common stock underlying such options.

             AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                          SHARES    VALUE        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON   REALIZED  OPTIONS AT FISCAL YEAR END         FISCAL YEAR END(1)
        NAME             EXERCISE      ($)     (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
----------------------------------------------------------------------------------------------------------
Elias Vamvakas              --          --              504,583/0                   $4,645,789/$0

William G. Dumencu          --          --              100,000/0
                                                                                     $921,000/$0
Thomas Reeves               --          --              0/300,000
                                                                                        --/--
Joe Zawaideh                --          --              0/100,000
                                                                                        --/--
Dr. David Eldridge          --          --              116,924/0
                                                                                    $1,067,424/$0
Dr. Irving Siegel           --          --              300,000/0
                                                                                    $2,763,000/$0

----------
(1) Value is based upon the closing price of the common stock of the Company on the Nasdaq National Market System on December 31, 2004, which was $10.20.

      The weighted average exercise price of 2,749,199 options outstanding as at December 31, 2004, was $4.64 per share.

EMPLOYMENT CONTRACTS

ELIAS VAMVAKAS

      OccuLogix entered into an employment agreement with Mr. Elias Vamvakas, who is the Company's Chairman and Chief Executive Officer, on July 30, 2004. Mr. Vamvakas receives an annual base salary of $350,000. At the discretion of the Compensation Committee of the Board (the "Compensation Committee"), Mr. Vamvakas is entitled to an annual bonus of up to 100% of his annual base salary. Mr. Vamvakas is entitled to receive stock options pursuant to the 2002 stock option plan of the Company (the "2002 Stock Option Plan").

      Mr. Vamvakas's employment may be terminated for cause (as defined in the agreement) or without cause upon 24 months' notice. If Mr. Vamvakas is terminated for any reason other than cause, he is entitled to a lump sum payment equal to 24 months of his salary and bonus, provided that the total lump sum payment is no less than $1,400,000. In addition, in the event that Mr. Vamvakas voluntarily terminates his employment within six months of a change of control (as defined in the agreement), Mr. Vamvakas is entitled to a lump sum payment equal to 12 months of his salary.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

WILLIAM G. DUMENCU

      OccuLogix entered into an employment agreement with Mr. William G. Dumencu, who is the Company's Chief Financial Officer and Treasurer, on August 1, 2003. His base salary is Cdn. $154,080. At the Company's discretion, based on specific measurable objectives, he is entitled to an annual bonus of 25% of his annual base salary. Mr. Dumencu is entitled to receive stock options pursuant to the 2002 Stock Option Plan. If Mr. Dumencu's employment is terminated without cause (as defined in the agreement), he is entitled to receive severance equal to 12 months' salary, payable in equal monthly instalments or a lump sum, at Mr. Dumencu's option.

      Mr. Dumencu's employment may be terminated for cause (as defined in the agreement) or without cause upon 60 days' notice. If Mr. Dumencu's employment is terminated without cause (as defined in the agreement), he is entitled to receive severance equal to 12 month's salary, payable in equal monthly installments or a lump sum, at Mr. Dumencu's option.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

THOMAS P. REEVES

      OccuLogix entered into an employment agreement with Mr. Thomas P. Reeves, who is the Company's President and Chief Operating Officer, in August 2004. Mr. Reeves receives an annual base salary of $225,000 and professional fees of $50,000 per annum. At the discretion of the Chairman and/or the Compensation Committee, Mr. Reeves is entitled to an annual bonus of up to 50% of his annual base salary and his professional fees. Mr. Reeves is entitled to receive stock options pursuant to the 2002 Stock Option Plan.

      Mr. Reeves's employment may be terminated for cause (as defined in the agreement) or without cause upon 24 months' notice. Where Mr. Reeves is terminated for any reason other than cause, he is entitled to a lump sum payment equal to 24 months of his salary and a lump sum allowance of $100,000. In addition, in the event that Mr. Reeves voluntarily terminates his employment within six months of a change of control (as defined in the agreement), Mr. Reeves is entitled to a lump sum payment equal to 12 months of his salary.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

ZAYED (JOE) ZAWAIDEH

      OccuLogix entered into an employment agreement with Mr. Joseph Zawaideh, who is the Company's Vice President, Sales, on September 7, 2004. Mr. Zawaideh receives an annual base salary of $200,000. At the discretion of the Compensation Committee, Mr. Zawaideh is entitled to an annual bonus of up to 50% of his annual base salary. Mr. Zawaideh is entitled to receive stock options pursuant to the 2002 Stock Option Plan.

      Mr. Zawaideh's employment may be terminated for cause (as defined in the agreement). If Mr. Zawaideh's employment is terminated without cause (as defined in the agreement), Mr. Zawaideh is entitled to receive a lump sum severance equal to 12 months of his salary.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

DR. DAVID ELDRIDGE

      OccuLogix entered into an employment agreement with Dr. David Eldridge, who is the Company's Vice President, Science and Technology, on November 9, 2004. Dr. Eldridge receives an annual base salary of $195,000. At the discretion of the Compensation Committee, Dr. Eldridge is entitled to an annual bonus of up to 25% of his annual base salary. In addition, Dr. Eldridge became entitled to a one-time bonus of $15,000 upon the closing of the initial public offering of shares of OccuLogix's common stock. Dr. Eldridge is entitled to receive stock options pursuant to the 2002 Stock Option Plan.

      Dr. Eldridge's employment may be terminated for cause (as defined in the agreement). If Dr. Eldridge's employment is terminated without cause (as defined in the agreement), Dr. Eldridge is entitled to receive a lump sum severance equal to 12 months' salary.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

DR. IRVING SIEGEL

      Occulogix entered into an employment agreement with Dr. Irving Siegel, who is the Company's Vice President, Clinical Affairs, on August 1, 2003. Dr. Siegel receives an annual base salary of Cdn. $150,000. At the discretion of the Board, Dr. Siegel is entitled to an annual bonus of up to 100% of his annual base salary. Dr. Siegel is entitled to receive stock options pursuant to the 2002 Stock Option Plan.

      Dr. Siegel's employment may be terminated for cause (as defined in the agreement) or without cause upon sixty days' notice. If Dr. Siegel's employment is terminated without cause (as defined in the agreement), he is entitled to severance pay equal to 24 months' salary, if termination is prior to August 1, 2005 and a change of control has occurred within six months preceding termination; 30 months' salary, if termination is between July 31, 2005 and August 1, 2008; and 48 months' salary, if termination occurs after July 31, 2008, plus, in each case, a pro rata share, to the date of termination, of the annual bonus that would otherwise be payable to Dr. Siegel.

      The agreement also contains non-compete and confidentiality covenants for the Company's benefit.

EMPLOYEE BENEFIT PLANS

STOCK OPTION PLAN

      OccuLogix adopted the 2002 Stock Option Plan in June 2002, and OccuLogix's stockholders approved the 2002 Stock Option Plan in June 2002. Prior to the initial public offering of shares of Occulogix's common stock, an amendment to the 2002 Stock Option Plan to increase the shares of the Company's common stock reserved for issuance under the 2002 Stock Option Plan and to permit share appreciation rights to be granted with stock options was adopted. A share appreciation right allows the participant to request a cash payment equal to the difference between the fair market value of a share and the exercise price. The Company will have the option of paying cash or delivering common stock on the exercise of a share appreciation right. Options under the 2002 Stock Option Plan shall be granted within ten years from June 13, 2002. The 2002 Stock Option Plan provides for the grant of the following:

      o incentive stock options, as defined under the Internal Revenue Code, which may be granted solely to the Company's employees, including officers, and

      o nonstatutory stock options, which may be granted to the Company's directors, consultants or employees, including officers.

      OccuLogix Corporation, a predecessor company, adopted a 1997 stock option plan, or the 1997 plan. When the 2002 Stock Option Plan was adopted, the 1997 plan was terminated and the number of shares of common stock reserved for issuance under the 2002 Stock Option Plan was reduced by the number of shares of common stock issuable under options granted under the 1997 plan.

SHARE RESERVE

      Following amendment of the 2002 Stock Option Plan, an aggregate of 4,456,000 shares of Occulogix's common stock is reserved for issuance under the 2002 Stock Option Plan and the 1997 plan.

      Shares subject to stock options that expire, terminate, are repurchased or are forfeited under the 2002 Stock Option Plan or the 1997 plan will again become available for the grant of options under the 2002 Stock Option Plan. Shares issued under the 2002 Stock Option Plan may be previously unissued shares or reacquired shares bought on the market or otherwise or any combination thereof. If any shares subject to a stock option are not delivered to a participant because such shares are withheld for the payment of taxes or the stock option is exercised through a "net exercise", the number of shares that are not delivered to the participant shall remain available for the grant of options under the 2002 Stock Option Plan. If the exercise price of any stock option is satisfied by tendering shares of common stock held by the participant, the number of shares tendered shall remain available for the grant of options under the 2002 Stock Option Plan. If a share appreciation right is exercised, the shares subject to the related stock option shall remain available for the grant of options under the 2002 Stock Option Plan.

ADMINISTRATION

      The 2002 Stock Option Plan will be administered by the Compensation Committee. Subject to the terms of the 2002 Stock Option Plan, the Compensation Committee determines recipients, the numbers and types of stock options to be granted and the terms and conditions of the stock options, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee will also determine the exercise price of stock options granted under the 2002 Stock Option Plan and may reprice such options, which includes reducing the exercise price of any outstanding option, canceling an option in exchange for cash or another equity option or any other action that is treated as a repricing under generally accepted accounting principles.

      Stock options are granted pursuant to stock option agreements. Generally, the exercise price for a stock option cannot be less than 100% of the fair market value of the common stock on the date of grant.

      In general, the term of stock options granted under the 2002 Stock Option Plan may not exceed ten years and, in certain circumstances, may be shorter. Unless the terms of an optionee's stock option agreement provide for earlier or later termination, if an optionee's service relationship with the Company, or any of its affiliates, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options for up to 12 months from cessation of service or such longer period as the Board, in its discretion, determines. If an optionee's service relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for up to three months from cessation of service or such longer period as the Board, in its discretion, determines.

      Acceptable consideration for the purchase of common stock issued under the 2002 Stock Option Plan will be determined by the Board and may include cash, common stock previously owned by the optionee, the net exercise of the stock option, consideration received in a "cashless" broker-assisted sale and other legal consideration approved by the Board.

      Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death.

LIMITATIONS

      Incentive stock options may be granted only to OccuLogix's employees. The aggregate fair market value, determined at the time of grant, of shares of Occulogix's common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of the Company's stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company's total combined voting power or of any affiliate unless the following conditions are satisfied:

      o the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

      o the term of any incentive stock option award must not exceed five years from the date of grant.

CORPORATE TRANSACTIONS

      In the event of certain corporate transactions, all outstanding stock options under the 2002 Stock Option Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such stock options, such options will be terminated if not exercised prior to the effective date of the corporate transaction.

PLAN AMENDMENTS

      The Board will have authority to amend or terminate the 2002 Stock Option Plan. No amendment or termination of the 2002 Stock Option Plan shall adversely affect any rights under stock options already granted to a participant unless agreed to by the affected participant or required to comply with applicable law. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-United States jurisdiction applicable to options granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2002 Stock Option Plan in such a manner and to such a degree as required and will obtain stockholder approval to any increase in the maximum number of shares of common stock reserved for issuance under the 2002 Stock Option Plan.

OPTIONS GRANTED UNDER THE 1997 PLAN AND THE 2002 STOCK OPTION PLAN

      As of December 31, 2004, there were an aggregate of 2,405,116 stock options outstanding under the 1997 plan and the 2002 Stock Option Plan.

OPTIONS GRANTED OUTSIDE THE 1997 PLAN AND THE 2002 STOCK OPTION PLAN

      In addition to the stock options referred to above, at December 31, 2004, there were 344,083 stock options outstanding that were granted outside the 1997 plan and the 2002 Stock Option Plan.

      The following table sets forth certain information, as of December 31, 2004, with respect to each equity plan or arrangement pursuant to which options, warrants or rights to purchase shares of OccuLogix's common stock have been granted.

                           EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2004

                                                                                               NUMBER OF SHARES
                                                                                              REMAINING AVAILABLE
                                           NUMBER OF SHARES                                   FOR FUTURE ISSUANCE
                                          TO BE ISSUED UPON                                      UNDER EQUITY
                                             EXERCISE OF             WEIGHTED-AVERAGE         COMPENSATION PLANS
                                             OUTSTANDING            EXERCISE PRICE OF          (EXCLUDING SHARES
                                          OPTIONS, WARRANTS        OUTSTANDING OPTIONS,        REFLECTED IN THE
PLAN CATEGORY                                 AND RIGHTS           WARRANTS AND RIGHTS           FIRST COLUMN)
-------------------------------------    ---------------------    -----------------------    --------------------
AS OF DECEMBER 31, 2004
Equity compensation plans approved by          2,405,116                    4.80                   2,028,684
stockholders

Equity compensation plans not approved           344,083                    3.53                          --
by stockholders

Total                                          2,749,199                    4.64                   2,028,684


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee has ever been an officer or employee of OccuLogix. Elias Vamvakas, the Chief Executive Officer, Secretary and Chairman of the Board, served during the last completed fiscal year, and continues to serve, on TLC Vision's board of directors. Other than Mr. Vamvakas, none of the Company's executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of the OccuLogix board of directors or the OccuLogix compensation committee. Prior to establishing the Compensation Committee, the full Board made decisions relating to the compensation of the Company's executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the U.S. Securities and Exchange Commission (the "SEC"), or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or under the Exchange Act.

      OccuLogix's corporate philosophy on compensation is that compensation should be tied to an individual's performance and to the performance of the Company as a whole. OccuLogix believes that executive officers who make a substantial contribution to the long-term success of the Company and its subsidiaries are entitled to participate in that success.

      The compensation of OccuLogix's executive officers, including its named executive officers, is comprised of base salary, cash bonuses and long-term incentives in the form of OccuLogix stock options. OccuLogix does not have an executive pension plan.

      OccuLogix was incorporated in the State of Delaware in 2002 and operates in an emerging market. Consequently its board of directors initially placed considerable emphasis upon stock options as an incentive in determining executive compensation in order to align the interests of the executive officers with the long-term interests of OccuLogix's stockholders. As OccuLogix matures, there has been less emphasis placed upon stock options as an incentive for executives.

      The Compensation Committee administers the 2002 Stock Option Plan. The purpose of the 2002 Stock Option Plan is to advance the interests of the Company by:

      o providing directors, officers, employees and other eligible persons with additional incentive;

      o     encouraging stock ownership by eligible persons;

      o increasing the proprietary interests of eligible persons in the success of the Company;

      o encouraging eligible persons to remain with OccuLogix or its affiliates; and

      o attracting new employees, officers or directors to OccuLogix or its affiliates.

      In determining whether to grant stock options and how many options to grant to an eligible individual under the 2002 Stock Option Plan, consideration is given to each individual's past performance and contribution to the Company as well as that individual's expected ability to contribute to the Company in the future.

      Compensation of Chief Executive Officer

      During the fiscal year ended December 31, 2004, Mr. Vamvakas, the Chief Executive Officer (also the Secretary and the Chairman of the Board), provided the leadership and strategic direction that has enabled the Company to complete its initial public offering. The Chief Executive Officer is evaluated on the following criteria: leadership; strategic planning; financial results; succession planning; human resources; communications; external relations; and board and stockholder relations.

      The base compensation paid to Mr. Vamvakas during the fiscal year ended December 31, 2004 was set by his employment agreement described under "- Employment Contracts". In addition, as provided in his employment agreement, Mr. Vamvakas was entitled to receive a cash performance bonus of up to $350,000 at the discretion of the Compensation Committee. Based on the Company's financial results in 2004, Mr. Vamvakas received a bonus of $116,667. See "- Summary Compensation Table" for further information on the compensation paid to Mr. Vamvakas in the last three fiscal years.

      The foregoing report is submitted by the Compensation Committee.

Thomas N. Davidson               Jay T. Holmes                Georges Noel

COMPENSATION OF DIRECTORS

      Directors who are not employees are entitled to receive an attendance fee of $2,500 in respect of each Board meeting attended in person, $1,000 in respect of each committee meeting attended in person and $500 in respect of each meeting attended by phone. Directors also receive an annual fee of $15,000. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board. In addition, non-employee directors are entitled to receive options to acquire shares of OccuLogix's common stock under the 2002 Stock Option Plan. The chair of each of the Audit, Compensation and Corporate Governance and Nominating Committees also receives an annual fee of $5,000. In the year ended December 31, 2003, the Chairman of the Board (currently also the Chief Executive Officer and the Secretary) received options to acquire an aggregate of 500,000 shares of OccuLogix's common stock at an exercise price of $0.99 per share for his services as Chairman. In addition, four non-employee directors as of December 31, 2003, including Mr. Noel, who has served as one of the directors since July 2003, each received options to acquire 25,000 shares of OccuLogix's common stock at an exercise price of $0.99 per share. In the year ended December 31, 2004, the Chairman received no options for his services as Chairman. In addition, three non-employee directors as of December 31, 2004 each received 25,000 options at an exercise price of $12.00 per share.

                   STATEMENT OF CORPORATE GOVERNANCE POLICIES

      The Toronto Stock Exchange (the "TSX") has adopted 14 guidelines for effective corporate governance (the "Guidelines"). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and evaluation of board members. Companies whose securities are listed on the TSX are required to annually disclose how their governance practices conform or depart from the Guidelines, but conforming to the Guidelines is not itself a requirement of listing.

MANDATES OF THE BOARD AND MANAGEMENT

      The mandate of the Board is to supervise the management of OccuLogix's business and affairs and to act with a view to the best interests of the Company. The role of the Board focuses on governance and stewardship rather than on the responsibility of managing the day-to-day operations of the Company. The Board's role is to set corporate direction, to assign responsibility to management for achievement of that direction, to define executive limitations and to monitor performance against those objectives and executive limitations.

      Responsibilities of the Chairman of the Board include providing overall leadership to the Board, assuming primary responsibility for the operation and functioning of the Board, ensuring compliance with the governance policies of the Board and taking a leadership role in ensuring effective communication and relationships between the Company, on the one hand, and stockholders, stakeholders and the general public, on the other.

      Responsibilities of the Chief Executive Officer include the development and recommendation of corporate strategies and business and financial plans for the approval of the Board, managing the operations of the Company's business in accordance with the strategic direction set by the Board, reporting management and performance information to the Board and developing a list of risk factors and informing the Board of the mechanisms in place to address those risks.

COMPOSITION OF THE BOARD; ELECTION AND REMOVAL OF DIRECTORS

      The Board is currently comprised of the seven individuals nominated for election at the annual meeting. In accordance with the Company's amended and restated by-laws, the number of directors comprising the Board will be determined from time to time by the Board. Each director is to hold office until his or her successor is duly elected and qualified. Directors will be elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election. TLC Vision is OccuLogix's major stockholder and, at the date of this proxy statement, has the ability to exercise a majority of the votes attached to the outstanding shares of OccuLogix's common stock for the election of directors.

      The Board believes that Messrs. Davidson, Holmes and Noel and Drs. Graves and Omenn are unrelated directors and that Mr. Vamvakas and Dr. Lindstrom are related directors, within the meaning of the Guidelines. The Board also believes Messrs. Davidson, Holmes and Noel and Drs. Graves and Omenn are independent directors under the guidelines proposed by the Canadian securities regulatory authorities and under Nasdaq and SEC rules (covered below).

      An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. Messrs. Davidson, Holmes and Noel and Drs. Graves and Omenn are "independent" as defined in the rules of the Nasdaq National Market and the SEC as such term relates to the relevant Board committees. In addition to attending Board and applicable committee meetings, the unrelated directors of the Company will meet regularly in executive sessions independent of management to discuss OccuLogix's business and affairs.

      Following OccuLogix's S-1 Registration Statement being declared effective and the date that it became a reporting issuer in Canada in December 2004, there was one meeting of the Board in the fiscal year ended December 31, 2004. The Company does not have a formal process in place for the orientation and education of new directors, but the Company and the Board do take steps to educate new directors upon their appointment or election to the Board.

      Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the Company's stock that are entitled to vote generally in the election of the Company's directors. The Company's amended and restated by-laws provide that, in the case of any vacancies among the directors, such vacancy may be filled with a candidate approved by the vote of a majority of the remaining directors.

      The ability of the remaining directors to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

      At any meeting of the Board, a majority of the total number of directors then in office will constitute a quorum for all purposes.

COMMITTEES OF THE BOARD

      The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

AUDIT COMMITTEE

      The Audit Committee consists of Messrs. Holmes, Davidson and Noel, each of whom is an independent director. Furthermore, the Board has determined that Mr. Noel, the Audit Committee's chairman, is an "audit committee financial expert" as defined by the rules of the SEC and the Nasdaq National Market. The principal duties and responsibilities of the Audit Committee are as follows:

      o to monitor the Company's financial reporting process and internal control system;

      o to appoint and replace the Company's independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

      o     to oversee the performance of the Company's internal audit function;
            and

      o to oversee the Company's compliance with legal, ethical and regulatory matters.

      The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

COMPENSATION COMMITTEE

      The Compensation Committee consists of Messrs. Davidson, Holmes and Noel, each of whom is an independent director. Mr. Davidson is the Compensation Committee's chairman. The principal duties and responsibilities of the Compensation Committee are as follows:

      o to provide oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company's key employees and outside directors and the disclosure relating to these matters;

      o to make recommendations regarding the operation of and/or implementation of any employee bonus plans;

      o to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company and the Company's subsidiaries and the remuneration of the Company's directors; and

      o to provide oversight of the selection of officers, management succession planning, the performance of individual executives and related matters.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

      The Corporate Governance and Nominating Committee consists of Messrs. Davidson, Holmes and Noel, each of whom is an independent director. Mr. Holmes is the Corporate Governance and Nominating Committee's chairman. The principal duties and responsibilities of the Corporate Governance and Nominating Committee are as follows:

      o to establish criteria for Board and committee membership and to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

      o to make recommendations regarding proposals submitted by the Company's stockholders; and

      o to make recommendations to the Board regarding corporate governance matters and practices.

CODE OF BUSINESS CONDUCT AND ETHICS

      On December 4, 2004, the Board adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers and employees and which is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. A copy of the Code of Business Conduct and Ethics can be requested free of charge by writing or calling the Company's Vice President, Corporate Affairs at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2, 905-602-0887.

OUTSIDE ADVISORS

      An individual director is able to engage an outside advisor at the expense of the Company in appropriate circumstances. The engagement of an external advisor by an individual director, as well as the terms of the retainer and the fees to be paid to the advisor, is subject to the prior approval of the Corporate Governance and Nominating Committee.

STOCKHOLDER COMMUNICATIONS

      The Board places great emphasis on its communications with stockholders. Stockholders will receive timely dissemination of information, and the Company has procedures in place to permit and encourage feedback from its stockholders. OccuLogix's senior officers are available to stockholders, and, through the Vice President, Corporate Affairs, the Company seeks to provide clear and accessible information about the results of OccuLogix's business and its future plans. OccuLogix has established an investor web site on the Internet through which it makes available press releases, financial statements, annual reports, trading information and other information relevant to investors.

                             AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or under the Exchange Act.

      The members of the Audit Committee are Messrs. Davidson, Holmes and Noel. Each member of the Audit Committee is independent in the judgment of the Board, as required by the current listing standards of the Nasdaq National Market System. Mr. Noel has been designated by the Board as the Audit Committee's financial expert. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board, a copy of which is attached as Appendix A.

      Management is responsible for preparing OccuLogix's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee OccuLogix's financial reporting process on behalf of the Board and to report the result of its activities to the Board, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of OccuLogix's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of OccuLogix's accounting and financial controls, and reviewing and discussing with management and the independent auditors the quarterly and annual financial statements of the Company.

      The Audit Committee has reviewed and discussed with OccuLogix management the audited financial statements of the Company for the fiscal year ended December 31, 2004. The Audit Committee has also discussed with Ernst & Young LLP, the independent auditors of OccuLogix, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the auditors the firm's independence.

      Based upon the review and discussions summarized above, the Audit Committee recommended to the Board that the audited financial statements of the Company as of December 31, 2004 and for the year then ended be included in the Company's annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Georges Noel                Thomas N. Davidson               Jay T. Holmes

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      OccuLogix maintains directors' and officers' liability insurance. Under this insurance coverage, the insurer pays, on OccuLogix's behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which OccuLogix does not indemnify them. The total limit for the policy is $10,000,000 per policy term, subject to a deductible of $500,000 per claim with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims. The total premiums in respect of the directors' and officers' liability insurance for the fiscal year ended December 31, 2004 were approximately $378,000. The directors' and officers' liability insurance policy is effective from December 7, 2004 to December 6, 2005. The insurance policy does not distinguish between directors and officers as separate groups.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

INDEBTEDNESS OF DIRECTORS AND OFFICERS

      No officer, director or employee, or former officer, director or employee, of the Company or any of its subsidiaries, or associate of any such officer, director or employee is currently or has been indebted (other than routine indebtedness of employees and non-executive officers), at any time since January 1, 2004, to the Company or any of its subsidiaries.

INTERESTS OF INSIDERS IN PRIOR AND PROPOSED TRANSACTIONS

OccuLogix, L.P.

      Prior to the reorganization that occurred concurrently with the initial public offering of shares of OccuLogix's common stock (the "Reorganization"), OccuLogix, L.P. was the Company's primary customer. Prior to the initial public offering, OccuLogix and TLC Vision each owned a 50% interest in OccuLogix, L.P. OccuLogix, L.P.'s customers include a subsidiary of TLC Vision.

TLC Vision and Diamed

      On April 4, 2002, TLC Vision agreed to invest an initial $1,000,000 in OccuLogix in the form of a subordinated convertible promissory note, bearing interest at 10% per annum, due and payable at the demand of TLC Vision on or after April 4, 2004. On July 25, 2002, this subordinated convertible promissory note, together with accrued interest of $30,684, was converted into 178,227 shares of Series B Preferred Stock at $5.78 per share. Also on July 25, 2002, TLC Vision invested an additional $2,000,000 in OccuLogix in exchange for 345,843 shares of Series B Convertible Preferred Stock.

      In January 2004, to assist in the sale of 13,883 shares of Series A Preferred Stock by an independent stockholder, TLC Vision acquired 10,883 of the available Series A Preferred Stock from the selling stockholder at $0.98502 per share subsequent to a second independent stockholder purchasing the other 3,000 shares of Series A Preferred Stock at the same price per share.

      In December 2003, in connection with the conversion of a portion of a note into shares of common stock and pursuant to the amended and restated investors' rights agreement dated June 25, 2003, the existing stockholders were allowed to exercise pre-emptive rights to purchase additional shares of common stock. TLC Vision and Diamed Medizintechnik GmbH ("Diamed") exercised their pre-emptive rights and purchased 302,118 and 277,489 shares of common stock, respectively, at $0.98502 per share.

      In September 1997, Diamed invested an initial $1,000,000 in return for 145,909 shares of Series A Preferred Stock. In August 1998, Diamed invested a further $500,000 in return for 125,000 shares of common stock.

      During 2001, Diamed purchased $227,575 in Series B Convertible Debentures, convertible at its option into shares of Series B Preferred Stock at $2.00 per share and automatically convertible upon an initial public offering of the Company's securities. In connection with the acquisition of the Series B Convertible Debentures, Diamed also received Series A Preferred Stock purchase warrants which were exercisable over a three-year period from the date of issuance at an exercise price of $2.00.

      In 2002, Diamed exercised its option to convert its Series B Convertible Debentures into 45,584 shares of Series A Convertible Preferred Stock. In July 2004, Diamed exercised its stock purchase warrants and purchased 32,849 shares of Series A Preferred Stock.

      On June 25, 2003, TLC Vision and Diamed agreed to invest up to an aggregate of $12,000,000 in the Company, an aggregate of $7,000,000 of which was to be invested under debentures convertible into the Company's common stock on an equal basis in connection with the funding of the Company's MIRA-1 and related clinical trials. As at December 31, 2004, TLC Vision and Diamed have advanced $7,000,000 under the convertible debentures. In connection with the initial public offering, TLC Vision and Diamed agreed to convert the convertible debentures into an aggregate of 7,106,454 shares of the Company's common stock at a price of $0.98502 per share. The $5,000,000 portion of the $12,000,000 commitment which was not convertible into the Company's common stock was not advanced and the commitment was terminated prior to the completion of the initial public offering.

      As part of the Reorganization, OccuLogix also acquired TLC Vision's interest in OccuLogix, L.P. in exchange for shares of OccuLogix's common stock. The Company believes that its value resides solely in OccuLogix, L.P., which was given all of the distribution and marketing rights for the RHEO System for ophthalmic indications to which the Company is entitled. Prior to the Reorganization. the Company's only profit stream came from the Company's share of OccuLogix, L.P.'s earnings. OccuLogix's acquisition of TLC Vision's 50% ownership interest in OccuLogix, L.P., achieved through the Reorganization, will transfer the earnings potential for sales of the RHEO System to the Company. As a result of the Reorganization, the number of outstanding OccuLogix shares, on a fully diluted basis, doubled. TLC Vision increased its beneficial ownership in OccuLogix from 27.7% to 65.8%, or from 4,735,014 shares to 23,805,248 shares. Upon completion of the initial public offering, TLC Vision beneficially owned approximately 51.4% of OccuLogix's outstanding common stock, or 48.2% on a fully diluted basis, and currently beneficially owns approximately 51.4% of OccuLogix's common stock, or 48.2% on a fully diluted basis.

      Included in amounts due to stockholders as at December 31, 2004 is $473,929 owing to TLC Vision for amounts due to TLC Vision for its payment of the salaries and related benefits of certain employees of OccuLogix and for computer and administrative support.

      During the year ended December 31, 2004, OccuLogix paid $4,515 to a subsidiary of TLC Vision for office space. These amounts were expensed in the period incurred and paid monthly. OccuLogix terminated this arrangement in October 2004 and moved to another office space.

      Elias Vamvakas, the Chairman and former Chief Executive Officer of TLC Vision, became the Chairman of the Board and the Secretary of OccuLogix in September 2003 and is now also the Chief Executive Officer. Two other directors of TLC Vision, Mr. Davidson and Dr. Lindstrom, are also directors of OccuLogix.

      The Company purchases the OctoNova pump pursuant to a marketing and distribution agreement with Diamed, the developer of the OctoNova pump, and a distribution agreement with MeSys GmbH, the company that manufactures the pump for Diamed. The Company previously paid an annual licensing fee of (euro)3,000 to Diamed. Payments made in the year ended December 31, 2004 were (euro)3,000. The marketing and distributorship agreement with Diamed provides for a minimum purchase of 1,000 OctoNova pumps during the period from the date of the agreement until five years after receipt of FDA approval of the RHEO System, representing an aggregate commitment of (euro)16,219,000, or approximately $21,210,000, based on exchange rates applicable on March 31, 2005. The distribution agreement with MeSys provides for a minimum purchase of 25 OctoNova pumps per year beginning after FDA approval of the RHEO System, representing an annual commitment of (euro)405,000, or approximately $530,000, based on exchange rates applicable on March 31, 2005. Diamed currently beneficially owns approximately 10.4% of OccuLogix's common stock or 9.7% on a fully diluted basis.

      On February 11, 1997, Apheresis Technologies, Inc. entered into an agreement with Diamed to pay $1,000,000 for the purpose of supporting Diamed's conduct of research and gathering of clinical data in Germany. On May 20, 1998, the Company agreed to assume the obligation to make this payment. Payments of $250,000 were made in each of December 1997 and June 1999. The balance of $500,000 was paid in December 2004, subsequent to the initial public offering.

      As of December 31, 2004, Diamed beneficially owns approximately 10.4% of OccuLogix's common stock.

Hans Stock

      Mr. Stock, who is the controlling stockholder of Diamed, is also a stockholder of OccuLogix and is a party to two agreements with OccuLogix.

      On February 21, 2002, OccuLogix entered into an agreement with Mr. Stock as a result of his assistance in procuring a distributor agreement for the filter products used in the RHEO System from Asahi Medical Co., Ltd., a subsidiary of Asahi Kasai Corporation. Mr. Stock agreed to further assist the Company in procuring new product lines from Asahi Medical for marketing and distribution by the Company. The agreement will remain effective for a term consistent with the term of the distributorship agreement with Asahi Medical and Mr. Stock will receive a 5% royalty payment on the purchase of the filters from Asahi Medical. Royalty payments made to Mr. Stock in respect of products supplied to OccuLogix by Asahi Medical in the three months ended March 31, 2005 and in the year ended December 31, 2004 were $35,654 and $35,457, respectively.

      On June 25, 2002, OccuLogix entered into an agreement with Mr. Stock, which was subsequently amended and restated on August 6, 2004 and October 25, 2004, for the purposes of procuring a patent license for the extracorporeal applications in ophthalmic diseases for that period of time in which the patent was effective. Mr. Stock is entitled to 1.5% of total net revenues from the Company's commercial sales of products sold in reliance and dependence upon the validity of the patent's claims and rights in the United States. OccuLogix agreed to make advance payments to Mr. Stock of $50,000 per year, payable on a quarterly basis, to be credited against any and all future payments payable in accordance with this agreement. Payments made under the agreement for the three months ended March 31, 2005 and the year ended December 31, 2004 were $12,500 and $50,000, respectively.

John Cornish and Apheresis Technologies, Inc.

      John Cornish is one of the Company's stockholders and the Company's Vice President, Operations. He was also one of the Company's directors from April 1997 to September 2004. OccuLogix has a number of relationships with John Cornish and entities to which he is related.

      Apheresis Technologies, of which John Cornish is the President, was spun off from OccuLogix in 2002, and, as a result, OccuLogix's stockholders at the time, which did not include TLC Vision, became stockholders of Apheresis Technologies. John Cornish and his family are the most significant stockholders of Apheresis Technologies, holding an aggregate of approximately 25% of the stock. Dr. Richard Davis, Don Sanders, and Diamed and Hans Stock (taken together) are currently shareholders of the Company and own approximately 22%, 9% and 11%, respectively, of the stock of Apheresis Technologies. Diamed and Hans Stock (taken together) are also currently affiliates of the Company.

      On May 1, 2002, OccuLogix entered into an exclusive distribution services agreement with Apheresis Technologies. Under this agreement, Apheresis Technologies was the Company's exclusive provider of warehousing, order fulfillment, shipping, billing services and customer service related to shipping and billing. OccuLogix paid Apheresis Technologies for these services 5% of the cost to the Company of goods delivered to Apheresis Technologies' facilities, plus shipping and related charges. OccuLogix paid this 5% fee when it sold the goods. The total amount paid to Apheresis Technologies pursuant to the distribution services agreement since 2002 is $72,267.

      On July 30, 2004, OccuLogix amended its distribution services agreement with Apheresis Technologies such that the Company would have the sole discretion as to when the agreement would terminate. In consideration of this amendment, OccuLogix paid Apheresis Technologies $100,000 on the successful completion of the initial public offering.

      On March 28, 2005, OccuLogix terminated its distribution services agreement with Apheresis Technologies.

      On June 25, 2003, OccuLogix entered into a reimbursement agreement with Apheresis Technologies. Pursuant to the agreement, OccuLogix reimburses Apheresis Technologies for 80% of the salary and benefits of John Cornish (until April 1, 2005) and Sue Howard, employees of Apheresis Technologies who provide services to the Company. Prior to March 1, 2005, Mr. Cornish's total annual salary from Apheresis Technologies was $100,000; on March 1, 2005, his total annual salary increased to $133,062.50. Prior to April 1, 2005, the Company reimbursed 80% of his total annual salary plus the corresponding share of his benefits. Ms. Howard's total annual salary from Apheresis Technologies is $56,000, of which OccuLogix reimburses $44,800 plus the corresponding share of her benefits. Mr. Cornish and Ms. Howard participate in the Company's bonus plan. During the 15 months ended March 31, 2005, OccuLogix paid Apheresis Technologies $433,327. Included in accounts payable as of March 31, 2005 is $33,132 due to Apheresis Technologies.

      Mr. Cornish also manages Cornish Properties, which leases space to OccuLogix in Palm Harbor, Florida, for clinical trial activities, office space and storage under a lease that expires on December 31, 2005. Currently the monthly lease cost is $2,745 and for the year ended December 31, 2004 and the four months ended December 31, 2003, the Company paid rent to Cornish Properties of $32,940 and $5,580 respectively.

      Since January 2002, the amount the Company paid to Apheresis Technologies and Cornish Properties pursuant to the arrangements described above, as well as any other payments made to them, aggregates approximately $999,000, including reimbursement for consulting services of $562,000, rental payments of $47,000 and $218,000 of costs incurred on the Company's behalf as well as the aforementioned payment of $100,000 to amend the distribution services agreement and the aforementioned payment of approximately $72,000 paid for services provided under the distribution services agreement. This amount does not include the 180,000 options to acquire shares of OccuLogix's common stock granted to Mr. Cornish personally or the total repayment of approximately $609,000 in 2002 and 2003 made to Apheresis Technologies in connection with payments of OccuLogix operating costs they made on the Company's behalf prior to June 2002. Of the 180,000 options, 25,000 options were granted to him in his capacity as one of the Company's directors and 75,000 options were granted to him under the 2002 Stock Option Plan as a long-term incentive. The remaining 80,000 options were granted to him as a result of the value he provided in connection with the services performed under the reimbursement arrangement with Apheresis Technologies, pursuant to which he was entitled to participate in the Company's bonus plan, including option grants.

      Until April 1, 2005, Mr. Cornish did not have an employment agreement with OccuLogix and received no compensation from OccuLogix directly. Effective April 1, 2005, Mr. Cornish entered into an employment agreement with OccuLogix under which he will receive an annual base salary of $106,450 representing compensation to him for devoting 80% of his time to the business and affairs of the Company. Effective April 1, 2005, the reimbursement agreement with Apheresis Technologies has been amended so that the company no longer compensates Apheresis Technologies in respect of any salary paid to, or benefits provided to, Mr. Cornish by Apheresis Technologies. Mr. Cornish continues to participate in the Company's bonus plan. To date, Mr. Cornish has been granted an aggregate of 180,000 options to acquire shares of the Company's common stock. These options have been granted to him in part for his participation as a director and in part for his services through Apheresis Technologies.

Dr. Richard Lindstrom

      LaserVision Centers, Inc., a subsidiary of TLC Vision, has a limited partnership agreement with Minnesota Eye Consultants, P.A. for the operation of one of its roll-on/roll-off mobile systems. Dr. Richard Lindstrom, one of the Company's directors, is President of Minnesota Eye Consultants, P.A. LaserVision is the general partner and owns 60% of the partnership, Refractive Laser Partnership No. 1, L.P. Minnesota Eye Consultants, P.A. is a limited partner and owns 40% of Refractive Laser. Under the terms of the partnership agreement, LaserVision receives a revenue-based management fee from Refractive Laser. Subsequent to its acquisition of LaserVision, TLC Vision received $48,000 and $21,000 in management fees from the partnership for the year ended December 31, 2003 and for the transitional period ended December 31, 2002, respectively. No management fees from the partnership were paid to Dr. Lindstrom in 2004. In 2004, Dr. Lindstrom received a total of $170,000 in compensation from TLC Vision in his capacity as medical director of TLC Vision and LaserVision and as a consultant to LaserVision and Midwest Surgical Services, a cataract services provider and wholly owned subsidiary of LaserVision.

      None of the principal stockholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2004 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

                             PRINCIPAL STOCKHOLDERS

      The following table shows information regarding the beneficial ownership of the Company's and TLC Vision Corporation's common stock as of April 29, 2005 by:

      o each person who is known by OccuLogix to own beneficially more than 5% of the Company's common stock;

      o     each person who is a member of the Company's board of directors;

      o     each person who is one of the Company's named executive officers;
            and

      o all persons who are members of the Company's board of directors and the Company's executive officers as a group.

      Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The information set forth below is based on 41,858,768 shares of OccuLogix's common stock outstanding as of April 29, 2005 and on 70,485,916 shares of TLC Vision's common stock outstanding as at April 29, 2005. Common stock underlying stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.

      Except as indicated in the footnotes to this table, to the Company's knowledge, each stockholder in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Except as otherwise noted, each person's address is c/o OccuLogix, Inc., 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2.


                                                                                  TLC VISION CORPORATION     PERCENTAGE OF TLC
                                   SHARES BENEFICIALLY     PERCENTAGE OF SHARES        COMMON SHARES        VISION COMMON SHARES
NAME OF BENEFICIAL OWNER                  OWNED             BENEFICIALLY OWNED      BENEFICIALLY OWNED       BENEFICIALLY OWNED
-----------------------------------------------------------------------------------------------------------------------------------
TLC Vision Corporation(1)              21,475,064                  51.3                         --                 *
Diamed Medizintechnik GmbH(2)           4,332,234                  10.3                         --                 *
Elias Vamvakas                            514,583                   1.2                  3,546,050                5.0
William G. Dumencu, CA                    100,000                   *                        2,500                 *
John Cornish                              395,103                   *                           --                 *
Thomas P. Reeves                            7,500                   *                           --                 *
Joe Zawaideh                                  515                   *                           --                 *
Dr. David Eldridge                        124,424                   *                       67,929                 *
Julie Fotheringham                             --                   *                          450                 *
Stephen Kilmer                                 --                   *                           --                 *
Irving Siegel                             300,000                   *                           --                 *
Thomas N. Davidson                          7,500                   *                       64,827                 *
Jay T. Holmes                               1,000                   *                           --                 *
Richard L. Lindstrom, MD                    7,500                   *                       63,500                 *
Georges Noel                               25,000                   *                           --                 *
Dr. Gilbert S. Omenn                            -                   *                           --                 *
Dr. Adrienne L. Graves                          -                   *                           --                 *
All directors and executive
officers as a group (15                                                                  3,745,256                5.3
persons) (3)                            1,483,125                  3.5

----------
*     Less than 1%.
(1) Of such shares, 3,686,688 are owned directly by TLC Vision and 17,788,376 are owned by TLC Vision (USA) Corporation, a wholly-owned subsidiary of TLC Vision. TLC Vision is a widely held public company. TLC Vision's address is 5280 Solar Drive, Suite 100, Mississauga, Ontario, L4W 5M8.
(2) Diamed is controlled by Mr. Hans Stock. Diamed's address is Stadtwaldgurtel 77, 50935 Koln, Germany.
(3) This does not include family members of directors or executive officers. This includes 1,136,674 shares of common stock related to stock options currently outstanding.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires OccuLogix's directors, certain officers and persons who own more than 10% of a registered class of OccuLogix's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such directors, officers and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. OccuLogix assists its directors and officers in preparing their Section 16(a) reports.

      To the knowledge of the Company, based solely on a review of the copies of such reports furnished to the Company, the Form 4 filings for Thomas P. Reeves, Stephen J. Kilmer, Julie A. Fotheringham, Richard L. Lindstrom, Jay T. Holmes and Thomas N. Davidson, disclosing the options granted to them by the Company upon the closing of the initial public offering, were not filed on a timely basis. In addition, the Form 4 filings for David Eldridge, Thomas P. Reeves, Jay
T. Holmes and Thomas N. Davidson, disclosing shares of the Company's common stock acquired by them upon the closing of the initial public offering, were not filed on a timely basis. Lastly, the Form 4 filing for Zayed (Joe) Zawaideh, disclosing options granted to him upon the closing of the initial public offering and his acquisition and disposition of shares of the Company's common stock, was not filed on a timely basis.

                         HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are OccuLogix stockholders will be "householding" the OccuLogix proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                 OTHER BUSINESS

      OccuLogix knows of no other matter to come before the annual meeting other than the matters referred to in the notice of meeting.

                               DIRECTORS' APPROVAL

      The contents and sending of this proxy statement have been approved by the Board.

                                           By Order of the Board


                                           /s/ Elias Vamvakas
                                           -------------------------------------
                                           Elias Vamvakas
                                           Chief Executive Officer and Secretary


Mississauga, Ontario
April 29, 2005

A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, OCCULOGIX, INC., 2600 SKYMARK AVENUE, UNIT 9, SUITE 201, MISSISSAUGA, ONTARIO L4W 5B2.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                 OCCULOGIX, INC.

STATEMENT OF POLICY

The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by (i) overseeing the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements, (ii) reviewing the financial reports and other financial information provided by the Corporation to the public; and (iii) developing and implementing the Corporation's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. In particular, the Committee shall:

      o serve as an independent party to monitor the Corporation's financial reporting processes and internal control system;

      o     discuss the audit conducted by the Corporation's outside auditor;
            and

      o provide an open avenue of communication among the outside auditor, management and the Board.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct the audits or to determine that the Corporation's financial statements are complete, accurate and in accordance with GAAP. This is the responsibility of management and the Corporation's outside auditor.

COMPOSITION

The Committee shall be comprised of three or more directors, each of whom, in the determination of the Board, must (a) satisfy the independence and other requirements established by the NASDAQ National Market ("NASDAQ") or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ, and (b) meet the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Securities and Exchange Commission ("SEC") Rule 10A-3(b)(i) under the Exchange Act. In addition, the Committee shall at all time include at least one member who has past employment experience in finance or accounting, or any other comparable experience or background that results in his or her financial sophistication.

The members of the Committee shall be appointed and replaced by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at such times and with such frequency as the Committee shall determine as appropriate to meet its responsibilities. The Committee shall hold separate meetings periodically, but not less often than quarterly, with management and the Corporation's outside auditor to discuss the quarterly review process and any other matters that the Committee or the other participants believe should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary or desirable. The Committee may adopt such procedures as it deems appropriate and necessary to carry out the duties and responsibilities of the Committee. The Committee shall report to the Board from time to time, as requested by the Board, or as the Committee deems appropriate.


                                      EX-1

RESPONSIBILITIES AND DUTIES

The Committee shall have the following responsibilities and duties:

1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the Corporation's outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Each such registered public accounting firm shall report directly to the Committee. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of:

      A. compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

      B.    compensation to any advisers employed by the Committee; and

      C. ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

2. The Committee shall, to the extent required by any applicable legal or regulatory requirement, pre-approve all auditing services and permitted non-audit services provided to the Corporation by its outside auditor. To the extent permitted by applicable laws, regulations and NASDAQ rules, the Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee. Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or permitted non-audit services.

3. At least annually, the Committee shall receive from its outside auditor a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

4. The Committee shall oversee the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements.

5. The Committee shall review the Corporation's annual audited financial statements, including any certification, report or opinion rendered by the Corporation's outside auditor, and discuss the same with management and the auditor. The Committee shall recommend to the Board whether the annual financial statements should be included in the Corporation's Annual Report on Form 10-K.

6. The Committee shall discuss with the outside auditor the matters described in Statement of Auditing Standards No. 61, including any difficulties the auditor encountered in the course of the audit work, any restrictions on the scope of the auditor's activities or on access to requested information, and any significant disagreements with management.

7. The Committee shall review any disclosures made by the Corporation's Principal Executive Officer and Principal Financial Officer (as such terms are defined by the SEC), as part of the process of preparing their certifications to be included in the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

8. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.


                                      EX-2

9. The Committee shall review and approve all related-party transactions (as defined in Item 404 of Regulation S-K of the SEC) that are brought to the Committee's attention.

10. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

11. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties and responsibilities.

12. The Committee may consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the internal and external audits of the Corporation, as the Committee may, in its discretion, determine to be advisable.

13. The Committee shall annually report to the Corporation's stockholders on certain auditing matters, as required by the rules and regulations of the SEC, as they may be amended from time to time. Such report will be included in the Corporation's annual proxy statement.

14. The Committee shall review and reassess the adequacy of this Charter annually, and recommend any proposed changes to the Board for its approval.

The Committee may diverge from the specific activities outlined throughout this Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee may perform such other functions as necessary or appropriate under applicable laws, regulations, NASDAQ rules, the Corporation's certificate of incorporation and by-laws, and the resolutions and other directives of the Board.

This Charter is in all respects subject and subordinate to the Corporation's certificate of incorporation and by-laws, the resolutions of the Board and the applicable provisions of the Delaware General Corporation Law.


                                      EX-3

                                 OCCULOGIX, INC.
                                   PROXY CARD
                Annual Meeting of Stockholders of OccuLogix, Inc.
                           to be held on June 24, 2005

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 OCCULOGIX, INC.

      The undersigned stockholder of OccuLogix, Inc. ("OccuLogix") hereby appoints Elias Vamvakas, the Chief Executive Officer and Secretary and a director of OccuLogix, or, failing him, Thomas P. Reeves, the President and Chief Operating Officer of OccuLogix, or, instead of either of the foregoing, ___________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the annual meeting of stockholders of OccuLogix to be held on June 24, 2005 at 8:30 a.m., Eastern Daylight Savings Time, at The TSX Broadcast & Conference Center Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario, and at all adjournments thereof, upon the following matters:

1. TO VOTE FOR all nominees (except as marked to the contrary) |_| WITHHOLD authority to vote for all nominees |_|

      or, if no specification is made, vote FOR the election of the following directors for the terms stated in the accompanying proxy statement:

                    Elias Vamvakas                Dr. Richard Lindstrom
                    Thomas N. Davidson            Georges Noel
                    Jay T. Holmes                 Dr. Gilbert S. Ommen
                    Dr. Adrienne L. Graves

      Provided that the undersigned wishes to withhold authority to vote for the following directors:


-------------------------------------------------------------------------------


2.    FOR |_| AGAINST |_| ABSTAIN |_|

      or, if no specification is made, ratify the selection of Ernst & Young LLP as independent auditors of OccuLogix for the fiscal year ending December 31, 2005.


3. In the discretion of the proxy holder, such other business as may properly come before the meeting.


      The shares represented by this proxy card will be voted as directed. If no direction is indicated as to any item(s), they will be voted FOR such item(s).



EXECUTED on the ___________________ day of _____________________,  2005



________________________________            ___________________________________
Number of Shares of Common Stock            Signature of Stockholder


                                                       ________________________
                                                       Name of Stockholder
                                                       (Please print clearly)

* Please see other side for notes on how to use this proxy card.

NOTES:

1. A stockholder has the right to appoint a person to represent the stockholder at the annual meeting other than the management representatives designated in this proxy card. Such right may be exercised by inserting, in the space provided, the name of the other person the stockholder wishes to appoint. Such other person need not be a stockholder.

2. To be valid, this proxy card must be signed and deposited with the Secretary of the Corporation, c/o Mellon Investor Services LLC, P.O. Box 3510, South Hackensack, New Jersey, 07606-9210, Attention: Proxy Processing, in the United States or Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario M5H 4C3, in Canada, prior to the annual meeting.

3. If you are an individual, please sign exactly as your shares are registered. If the stockholder is a corporation, this proxy card must be executed by a duly authorized officer or attorney of the stockholder, and, if the corporation has a corporate seal, its corporate seal should be affixed. If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other stockholder, the stockholder's name must be printed in the space provided, the proxy card must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the stockholder must be attached to this proxy card.

4. Reference is made to the accompanying proxy statement (which is also a management information circular under Canadian law) for further information regarding completion and use of this proxy card and other information pertaining to the annual meeting. Before completing this proxy card, beneficial owners should carefully review the section in the accompanying proxy statement entitled "Voting Rights and Outstanding Shares -- Beneficial Owner: Shares Registered in the Name of Broker or Bank" and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy card.

5. If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of stockholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.